UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2014

Resource America, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-4408	72-0654145
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

One Crescent Drive, Suite 203 Navy Yard Corporate Center Philadelphia, PA		19112
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code: 215-546-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
At our Annual Meeting of Stockholders held on May 29, 2014, our stockholders: (i) re-elected two directors, Messrs. Carlos C. Campbell and Hersh Kozlov, to serve three-year terms expiring at our annual meeting of stockholders in 2017; (ii) approved a proposal to adopt our Amended and Restated Omnibus Equity Compensation Plan; (iii) approved, in an advisory vote, our 2013 compensation program for our named executive officers; and (iv) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014.
The voting results were as follows:

Election of Directors	Shares For	Shares Withheld	Broker Non-Votes
Mr. Campbell	9,943,966	4,941,815	4,328,074
Mr. Kozlov	11,550,087	3,335,694	4,328,074

A proposal to adopt our Amended and Restated Omnibus Equity Compensation Plan:

Shares For	Shares Against	Abstentions
11,931,938	2,864,685	89,156

A proposal to approve, in an advisory vote, our 2013 compensation program for our named executive officers:

Shares For	Shares Against	Abstentions
10,684,240	4,110,509	91,031

A proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2014:

Shares For	Shares Against	Abstentions
19,172,674	19,727	21,453

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource America, Inc.

Date: June 2, 2014	/s/ Michael S. Yecies
Michael S. Yecies
Senior Vice President, Chief Legal Officer & Secretary